                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration Statements on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58345, 33-58347, 33-60261, 33-62963,
33-64295  and  333-14673),  on  Forms S-3  (Nos.  33-13211,  33-14071, 33-55425,
33-64245 and 333-22355) and on Form S-8 (filed as an amendment to Form S-14, No. 2-99416-01) of our report dated January 31, 1997 appearing in the 1996 Annual Report to Shareowners of AlliedSignal Inc., which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1996.

PRICE WATERHOUSE LLP

Morristown, New Jersey
February 28, 1997